                                                                     Exhibit 2.2
                                                                     -----------

                                FIRST AMENDMENT
                                      TO
                           ASSET PURCHASE AGREEMENT

     This First Amendment to Asset Purchase Agreement (this "Amendment") is entered into and effective as of September 6, 2001, by and between Beacon Manufacturing Company, a North Carolina corporation ("Seller") and Beacon Acquisition Corporation, a North Carolina corporation ("Acquiror").

                                   RECITALS

     A. Seller and Aquiror are parties to an Asset Purchase Agreement dated July 27, 2001 (the "Purchase Agreement").

     B. The parties to this Amendment desire to amend the Purchase Agreement to clarify the Closing Date.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.       Capitalized Terms. Unless otherwise indicated, all capitalized
              -----------------
terms used in this Amendment, including the above Recitals, shall have the same meaning ascribed to those terms in the Agreement.

     2.       Effective Date. The parties hereby agree that the Closing Date is
              --------------
September 6, 2001.

     3.       Counterparts. This Amendment may be executed in counterparts, each
              ------------
of which shall be deemed to be an original and both of which when taken together, shall constitute a single instrument.

     4.       Continuance of Purchase Agreement; Single Document. Except as
              --------------------------------------------------
specifically amended or modified by this Amendment, all provisions of the Purchase Agreement shall remain in full force and effect. The Purchase Agreement, as amended by this Amendment, should hereafter be read as a single, integrated document, incorporating the changes effected by this Amendment.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties to this Amendment have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


                                 SELLER:

                                 BEACON MANUFACTURING COMPANY


                                 By: /s/ Michael R. Harmon
                                     ------------------------------------------
                                     Michael R. Harmon
                                     Vice President and Chief Financial Officer


                                 ACQUIROR:

                                 BEACON ACQUISITION CORPORATION


                                 By: /s/ Tedd Smith
                                     -------------------------------------------
                                     Tedd Smith
                                     President

                                       2